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                                                       Exhibit No. 21


                       SUBSIDIARIES OF THE REGISTRANT


     The following list sets forth the name and jurisdiction of incorporation of each subsidiary of the Registrant (other than certain subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary) and the percentage of voting securities owned by each subsidiary's immediate parent. Each such subsidiary is included in the Consolidated Financial Statements.


                                                                PERCENTAGE
                                                   PERCENTAGE   OF VOTING
                                                   OF VOTING    SECURITIES
                                                   SECURITIES    OWNED BY
                                                    OWNED BY    IMMEDIATE
                                                   REGISTRANT     PARENT
                                                   ----------   ----------

ENSCO Drilling Company (Delaware)                     100%
  ENSCO Drilling (Caribbean), Inc. (Cayman Islands)                70%
  ENSCO Drilling Venezuela, Inc. (Cayman Islands)                 100%
ENSCO Engineering Company (Delaware)                  100%
  Penrod Holding Corporation (Delaware)                           100%
     Penrod, Inc. (Delaware)                                      100%
     ENSCO Offshore Company (Delaware)                            100%
     ENSCO Offshore U.K. Limited (U.K.)                           100%
ENSCO Incorporated (Texas)                            100%
ENSCO Limited (Cayman Islands)                        100%
ENSCO Marine Company (Delaware)                       100%
  ENSCO JAYA Marine Pte. Ltd. (Singapore)                          50%
ENSCO International Company (Delaware)                100%
  P&P Drilling Ltd. (Bahamas)                                      50%
  ENSCO Netherlands Ltd. (Cayman Islands)                         100%
ENSCO Technology Company (Delaware)                   100%
  ENSCO Technology Canada, Inc. (Canada)                          100%
ENSCO Acquisition Company (Delaware)                  100%
  ENSCO Tool & Supply (Delaware)                                  100%
ENSCO International N.V. (Netherlands Antilles)       100%